Exhibit 1.3

FIRST AMENDMENT TO LETTER AGREEMENT DATED SEPTEMBER 5, 2008

This first amendment (the “Amendment”) to the letter agreement dated September 5, 2008 between Keefe, Bruyette & Woods, Inc. (“KBW”) and Territorial Savings Bank (the “Bank”) with respect to the provision of financial advisory services (the “Agreement”) is made effective the 10th day of March, 2009.

W I T N E S S E T H:

WHEREAS, KBW and the Bank have entered into the Agreement, pursuant to which KBW is acting as the exclusive financial advisor to the Bank in connection with the Bank’s proposed conversion from the mutual to stock form of organization pursuant to the Bank’s plan of Conversion; and

WHEREAS, KBW and the Bank have determined that it is in the best interest of the parties to amend the Agreement in the manner set forth below; and

WHEREAS, KBW and the Bank intend that the Agreement shall remain in full force and effect, except as specifically modified herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, promises, and obligations of the parties, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The second paragraph of Section 5 of the Agreement is amended and restated in its entirety to read as follows:

KBW shall be reimbursed for its reasonable out-of-pocket expenses related to the Offering, including costs of travel, meals and lodging, photocopying, telephone, facsimile, and couriers not to exceed $175,000 (of which $125,000 will be related to the Subscription and Community Offering and the remaining $50,000 would be utilized in the event of a Syndicated Community Offering). In addition, KBW will be reimbursed for fees and expenses of its counsel not to exceed $75,000. These expenses assume no unusual circumstances or delays, or a re-solicitation in connection with the Offerings. KBW and the Company acknowledge that such expense cap may be increased by mutual consent, including in the event of a material delay in the Offering which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering document. The provisions of this paragraph are not intended to apply to or in any way impair or limit the indemnification provisions contained herein.

2. Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the day and year first written above.

KEEFE, BRUYETTE & WOODS, INC.:

By:	/s/ Patricia A. McJoynt
Patricia A. McJoynt
Managing Director

TERRITORIAL SAVINGS BANK:

By:	/s/ Vernon Hirata
Vernon Hirata
Vice Chairman, Co-Chief Operating Officer,
General Counsel and Corporate Secretary

FIRST AMENDMENT TO LETTER AGREEMENT DATED SEPTEMBER 5, 2008

This first amendment (the “Amendment”) to the letter agreement dated September 5, 2008 between Keefe, Bruyette & Woods, Inc. (“KBW”) and Territorial Savings Bank (the “Bank”) with respect to the provision of conversion agent services (the “Agreement”) is made effective the 10th day of March, 2009.

W I T N E S S E T H:

WHEREAS, KBW and the Bank have entered into the Agreement, pursuant to which KBW is acting as the Conversion Agent to the Bank in connection with the Bank’s proposed conversion from the mutual to stock form of organization, including the offer and sale of common stock of a newly organized holding company of the Bank; and

WHEREAS, KBW and the Bank have determined that it is in the best interest of the parties to amend the Agreement in the manner set forth below; and

WHEREAS, KBW and the Bank intend that the Agreement shall remain in full force and effect, except as specifically modified herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, promises, and obligations of the parties, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The paragraph of the Agreement entitled “Costs and Expenses:” is amended and restated in its entirety to read as follows:

Costs and Expenses: In addition to any fees that may be payable to KBW hereunder, the Bank agrees to reimburse KBW, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder, regardless of whether the Offering is consummated, including, travel, lodging, food, telephone, postage, listings, forms and other similar expenses; provided, however, that KBW shall document such expenses to the reasonable satisfaction of the Bank and such expenses shall not exceed $10,000.

2. Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the day and year first written above.

KEEFE, BRUYETTE & WOODS, INC.:

By:	/s/ Patricia A. McJoynt
Patricia A. McJoynt
Managing Director

TERRITORIAL SAVINGS BANK:

By:	/s/ Vernon Hirata
Vernon Hirata
Vice Chairman, Co-Chief Operating Officer,
General Counsel and Corporate Secretary

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